                                                                    Exhibit 99.1

[MERCK LOGO]
                                                                    News Release
--------------------------------------------------------------------------------

Media Contact:    Janet Skidmore          Investor Contact:     Graeme Bell
                  (908) 423-3046                                (908) 423-5185

     MERCK ANNOUNCES FIRST-QUARTER 2005 EARNINGS PER SHARE (EPS) OF 62 CENTS

      - MERCK ANTICIPATES FULL-YEAR 2005 EARNINGS PER SHARE RANGE OF $2.44 TO $2.52

      -     MERCK ANTICIPATES SECOND-QUARTER EPS OF 60 TO 64 CENTS

      - U.S. FOOD & DRUG ADMINISTRATION APPROVES HYZAAR INDICATION FOR REDUCTION OF STROKE RISK IN HYPERTENSIVE PATIENTS WITH LEFT VENTRICULAR HYPERTROPHY (LVH)

      - FDA ACCEPTS SUPPLEMENTAL NDA FOR USE OF SINGULAIR IN PREVENTION OF EXERCISE-INDUCED BRONCHOSPASM IN PATIENTS AGED 15 AND OLDER

      -     FDA APPROVES FOSAMAX PLUS D IN APRIL

      -     MERCK SUBMITS LICENSE APPLICATION TO FDA FOR ROTATEQ IN APRIL

      - MERCK REMAINS ON TRACK TO SUBMIT LICENSE APPLICATIONS TO FDA FOR ZOSTAVAX AND GARDASIL

WHITEHOUSE STATION, N.J., April 21, 2005 - Merck & Co., Inc. today announced that earnings per share (EPS) for the first quarter of 2005 were $0.62, compared to $0.73 for the first quarter of 2004. Net income was $1,370.1 million, compared to $1,618.6 million in the first quarter of last year. Worldwide sales were $5.4 billion for the quarter, compared to $5.6 billion in the first quarter of 2004.
      Total sales decreased 5% for the quarter. Excluding VIOXX sales in the first quarter of 2004, sales increased 8% during the period, reflecting growth in Merck's newer franchises and higher alliance revenues. Global sales performance includes a 2-point favorable effect from foreign exchange for the quarter.
      "Our first-quarter performance was driven by a number of factors, including ongoing cost management, the favorable impact of foreign exchange and overall revenue performance," said Merck Chairman, President and Chief Executive Officer Raymond V. Gilmartin. "Sales of Merck products were consistent with the Company's expectations."
      Marketing and administrative expenses were at the same level as the first quarter of 2004. Excluding the impact of $34 million recorded in the first quarter of 2004 for restructuring costs related to position eliminations, marketing and administrative expenses increased 2% for the quarter.

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      Research and development expenses were $847 million during the first quarter, a 15% decrease from the corresponding period last year. Excluding the first-quarter 2004 impact of $125 million of acquired research from the acquisition of Aton Pharma and $70 million of licensing expense resulting from the collaboration with H. Lundbeck A/S for gaboxadol, research and development expenses increased 6% for the quarter.
      As previously announced, first quarter EPS of 62 cents was higher than the Company expected as a result of several factors. Marketing and administrative expenses were lower than anticipated, reflecting ongoing cost management. The effect of foreign exchange resulting from the weakening of the U.S. dollar during the period had a higher than expected favorable impact on results. Also, while overall sales of Merck products were consistent with the Company's expectations, revenue from the Company's relationship with AstraZeneca LP was higher than initially anticipated.

SECOND-QUARTER AND FULL-YEAR 2005 EPS GUIDANCE
      Merck anticipates second-quarter EPS of $0.60 to $0.64. Merck anticipates full-year 2005 EPS of $2.44 to $2.52. Please see pages 11-12 of this news release for a breakdown of Merck's full-year 2005 financial guidance.

MERCK'S MAJOR FRANCHISES REMAIN AMONG THE MARKET LEADERS
      Merck's largest products, which continue to benefit from ongoing clinical studies and new treatment options, remain among the market leaders. Each of Merck's major franchises ranks either No. 1 or 2 in its class, in terms of sales, worldwide. Merck's performance was driven by new and established products, new indications and formulations, and clinical trials that bolster its products' safety and efficacy profiles.
      Worldwide sales of SINGULAIR, a once-daily oral medicine indicated for the treatment of chronic asthma and the relief of symptoms of seasonal allergic rhinitis, reached $735 million in the first quarter, representing growth of 18% as compared to the first quarter of 2004. U.S. mail-order-adjusted prescription levels for SINGULAIR increased by approximately 12% for the first quarter, as compared to the first quarter of 2004. SINGULAIR continues to be the most-prescribed product in the overall respiratory market in the United States.
      A new indication in the European Union for SINGULAIR to treat symptoms of seasonal allergic rhinitis in asthmatic patients was launched in Germany, France, the UK, Spain, Belgium, Portugal, Scandinavia, The Netherlands and Ireland in the first quarter. The U.S. Food & Drug Administration (FDA) recently accepted the supplemental New Drug Application (NDA) for

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SINGULAIR for use in the prevention of exercise-induced bronchospasm in patients
15 years of age and older.
      Global sales of Merck's antihypertensive medicines, COZAAR and HYZAAR**, were strong, reaching $719 million for the first quarter, representing growth of 14% as compared to the first quarter of 2004. U.S. mail-order-adjusted prescription levels for COZAAR and HYZAAR were in line with first-quarter 2004 levels.
      In April, the FDA approved a new indication for HYZAAR, based on the LIFE trial, for reduction in the risk of stroke in patients with hypertension and left ventricular hypertrophy (LVH), but there is evidence that this benefit does not apply to black patients.
      COZAAR and HYZAAR compete in the fastest-growing class in the antihypertensive market, angiotensin II antagonists (AIIA). COZAAR and HYZAAR continue to be the second-most-frequently prescribed AIIAs in the United States and the largest-selling branded AIIAs in Europe.
      FOSAMAX continued to be the most-prescribed medicine worldwide for the treatment of postmenopausal, male and glucocorticoid-induced osteoporosis.
Global sales reached $772 million during the first quarter, representing growth of 2% as compared to the first quarter of 2004. U.S. mail-order-adjusted prescription levels for FOSAMAX increased by approximately 3% for the first quarter, as compared to the first quarter of 2004. FOSAMAX is available on 97% of formularies in the United States.
      In late February, Merck filed a brief with the U.S. Court of Appeals for the Federal Circuit in Washington, D.C., requesting reconsideration of the Court's decision, which found Merck's patent claims for once-weekly administration of FOSAMAX to be invalid. Merck is awaiting the Court's decision related to its request for reconsideration.
      Merck's basic U.S. patent for the administration of FOSAMAX, which covers both once-weekly and once-daily administration of FOSAMAX, is set to expire in August 2007. Because Merck is entitled to an additional six months of marketing exclusivity following patent expiration, the earliest date for marketing of any generic alendronate in the United States is February 2008.
      Merck will enhance its osteoporosis franchise with the addition of FOSAMAX PLUS D, a product which builds on the proven power of FOSAMAX to reduce the risk of both hip and spine fractures with the benefit of a weekly dose of vitamin D. FOSAMAX PLUS D has been approved by the FDA and is expected to become available in late April. FOSAMAX PLUS D was approved and launched in Mexico during the first quarter. The approval of FOSAMAX PLUS D will not extend the patent for FOSAMAX. FOSAMAX PLUS D is an important

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**    COZAAR and HYZAAR are registered trademarks of E.I. DuPont de Nemours &
      Company, Wilmington, Del.

innovation in osteoporosis treatment that will help satisfy an unmet medical need. An estimated 70% of women aged 51-70 and almost 90% of women over age 70 are not getting adequate intake of vitamin D from food and supplements. Vitamin D insufficiency is associated with reduced calcium absorption, bone loss and increased risk of fracture.
      ZOCOR, Merck's statin for modifying cholesterol, achieved worldwide sales of $1.1 billion in the first quarter, representing a decrease of 15% as compared with the first quarter of 2004 and reflecting increased competition in the U.S. statin market. U.S. mail-order-adjusted prescription levels for ZOCOR declined by 5% for the first quarter, as compared to the first quarter of 2004. At the end of the first quarter, approximately 80% of managed care contracts had been renewed through June 2006.
      Sales of Merck's other promoted medicines and vaccines were $1.4 billion during the first quarter, representing growth of 12% as compared to the first quarter of 2004. These products treat or prevent a broad range of conditions, such as infectious disease, glaucoma, benign prostate enlargement, migraine, arthritis and pain.
      An important contributor to the growth of sales of Merck's other promoted medicines was CANCIDAS, with worldwide sales of $130 million for the first quarter, an increase of 48% as compared to the first quarter of 2004. CANCIDAS is now the leading IV antifungal agent worldwide. Strong performance for CANCIDAS is being driven by the sequenced launch of the new empirical therapy indication.
      Also included in other promoted medicines were global sales of Merck's coxib, ARCOXIA, which reached $57 million in the first quarter, compared with $30 million in the first quarter of 2004. To date, ARCOXIA has been launched in 54 countries in Europe, Latin America and Asia. Merck has incorporated revised labeling for ARCOXIA to reflect revisions to the prescribing information, which have been requested by various regulatory agencies in countries where ARCOXIA is currently marketed. Merck continues to work with regulatory agencies in those countries to revise product labeling for ARCOXIA based on the latest scientific data.
      In April, the Centers for Medicare & Medicaid Services (CMS) approved reimbursement for EMEND when co-administered with other oral therapies for the prevention of nausea and vomiting in patients who are receiving specified chemotherapy agents. The availability of EMEND for Medicare beneficiaries will provide additional treatment options for many of these patients who suffer from nausea and vomiting as a side effect of chemotherapy.
      Merck earns ongoing revenue based on sales of current products associated with alliances, primarily AstraZeneca LP. In the first quarter, revenue from AstraZeneca LP was $435 million.

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      Global sales of ZETIA (marketed as EZETROL outside the United States), the cholesterol-absorption inhibitor developed and marketed by Merck and Schering-Plough, reached $332 million in the first quarter, an increase of 75% compared with the first quarter of 2004. U.S. prescription levels for ZETIA increased by approximately 44% for the quarter. In March, ZETIA accounted for approximately 6% of total prescriptions in the U.S. lipid-lowering market and is now reimbursed for nearly 90% of all patients in managed care plans in the United States. To date, EZETROL has been approved in more than 70 countries outside the United States and continues to achieve solid sales and market share growth. In January, EZETROL was launched in France and Austria.
      Global sales of VYTORIN (marketed as INEGY in many countries outside the United States), also developed and marketed by Merck and Schering-Plough, reached $179 million in the first quarter. VYTORIN, approved in the United
States in July 2004, accounted for approximately 5% of new prescriptions in the U.S. lipid-lowering market in March. VYTORIN is currently reimbursed for approximately 96% of all patients in managed care plans in the U.S. In addition to the U.S., VYTORIN (INEGY) has been approved in more than 30 countries.
      In a study recently presented at the 54th Annual Scientific Session of the American College of Cardiology, VYTORIN was shown to be superior to Lipitor at lowering LDL cholesterol. This superior LDL cholesterol reduction resulted in greater goal attainment for patients taking VYTORIN versus Lipitor at all doses. VYTORIN is the only single tablet to provide powerful LDL cholesterol reduction through dual inhibition of the two sources of cholesterol by inhibiting the production of cholesterol in the liver and blocking absorption of cholesterol in the intestine, including cholesterol from food. Four major outcomes studies of VYTORIN are now underway.

MERCK'S LATE-STAGE PIPELINE PROGRESSES ON TRACK
      Merck's efforts to expand its pipeline by entering new therapeutic categories, increasing its licensing activities and accelerating early- and late-stage development, continue to produce positive results. With the exception of the delay in the approval of ARCOXIA, regulatory submissions and late-stage programs for new product candidates are on track or ahead of schedule.
      Merck continued to make progress on the four investigational vaccines in late-stage development. These vaccines represent significant new opportunities for Merck in the pediatric, adolescent and adult vaccine markets. PROQUAD, a vaccine against measles, mumps, rubella and varicella, is under FDA review following submission of a Biologics License Application

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
                                       6


(BLA) in August 2004. In early April, Merck submitted a BLA to the FDA for ROTATEQ, a vaccine to protect against rotavirus disease, and is awaiting the FDA's acceptance of the application for review as submitted. Merck is planning to submit BLAs to the FDA this year for ZOSTAVAX, a vaccine for the prevention of shingles (herpes zoster) and the reduction of shingles-related pain; and GARDASIL, a vaccine to prevent human papillomavirus (HPV) infection and the associated development of cervical cancer and genital warts.
      PROQUAD is an investigational vaccine for simultaneous vaccination against measles, mumps, rubella and varicella in children 12 months to 12 years of age. PROQUAD combines two established Merck vaccines, M-M-R II (Measles, Mumps, Rubella Virus Vaccine Live) and VARIVAX. In March, the U.S. Centers for Disease Control (CDC) announced that rubella, or German measles, was no longer a public health threat in the United States. At this time, Merck is the sole manufacturer of vaccines that protect against rubella, as well as measles, mumps and varicella, in the United States.
      In addition to the FDA submission, Merck plans to submit applications for ROTATEQ in Europe and Latin America in 2005. It is estimated that by age 5, virtually all children worldwide are infected with rotavirus, a highly contagious virus. Rotavirus causes gastroenteritis and results in approximately 50,000 hospitalizations and 20 to 40 deaths annually in the United States. Worldwide, rotavirus is responsible for an estimated 500,000 deaths each year.
      Merck also remains on track for the planned submission of ZOSTAVAX in the second quarter of 2005. Shingles, the reactivation of the chickenpox virus in adults, affects an estimated 800,000 people in the United States annually. People over age 50 are most commonly affected. As the population continues to age, the occurrence of shingles is likely to increase.
      Merck expects to submit an application for GARDASIL to the FDA during the second half of 2005 for the prevention of HPV, related cervical cancer and genital warts. In a Phase II study published in April in The Lancet Oncology, GARDASIL significantly reduced the combined incidence of persistent HPV 6, 11, 16 and 18 infection and related diseases, including new cervical pre-cancers and genital warts compared to placebo over the two-and-a-half years of follow-up after vaccination.
      Almost all cases of cervical cancer are linked to HPV. Cervical cancer, the second leading cancer among women, results in 288,000 deaths worldwide each year. There are an estimated 86 million women in the United States and the European Union between the ages of 9 and 24, the expected age range for the initial indication of GARDASIL.

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                                       7


           During the first quarter, the FDA accepted for standard review the NDA for muraglitazar, an investigational dual alpha/gamma PPAR activator for the reduction of glucose in patients with type 2 diabetes. In April 2004, Merck and Bristol-Myers Squibb Company entered into a worldwide collaborative agreement to develop and market muraglitazar. An estimated 18 million people in the United States suffer from type 2 diabetes.
      Muraglitazar has the potential to be the first in a new class of drugs called glitazars to be approved for marketing in the United States. In clinical trials, muraglitazar has reduced blood glucose levels, decreased triglyceride levels, and increased high-density lipoprotein (HDL) cholesterol levels in type 2 diabetes patients and has been generally well tolerated. Efficacy and safety data from pivotal clinical studies with muraglitazar will be presented at medical meetings during the next few months.
      Merck continues its focus on augmenting internal research efforts by capitalizing on external growth opportunities, including research collaborations, licensing pre-clinical and clinical compounds and technology transactions that will drive both near- and long-term growth. Merck is currently evaluating a significant number of opportunities and is actively monitoring the landscape for a range of targeted acquisitions in addition to the Company's licensing efforts.

VIOXX LITIGATION UPDATE
      This update supplements information previously provided by the Company.
      As previously disclosed, individual and putative class actions have been filed against the Company in state and federal courts alleging personal injury and/or economic loss with respect to the purchase or use of VIOXX. A number of these actions are coordinated in proceedings in a multidistrict litigation in the U.S. District Court for the Eastern District of Louisiana, New Jersey state court, and California state court. As of March 31, the Company has been served or is aware that it has been named as a defendant in approximately 2,300 lawsuits, which include approximately 4,600 plaintiff groups alleging personal injuries resulting from the use of VIOXX, and in approximately 225 putative class actions alleging personal injuries and/or economic loss (all of the actions discussed in this paragraph are collectively referred to as the "VIOXX Product Liability Lawsuits").
      Also as previously disclosed, there are putative class actions against the Company and various current and former officers and directors asserting claims under the federal securities laws (the "VIOXX Securities Lawsuits") and under the Employee Retirement Income Security Act (the "VIOXX ERISA Lawsuits"), as well as shareholder derivative lawsuits asserting breaches of fiduciary duty under state corporation law (the "VIOXX Derivative Lawsuits"), with

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                                       8


respect to the Company's public statements regarding VIOXX (collectively, the "VIOXX Shareholder Lawsuits"). Except for two VIOXX Shareholder Lawsuits pending in New Jersey state court, all of the VIOXX Shareholder Lawsuits have been or will be coordinated or consolidated in the U.S. District Court for the District of New Jersey.
      Also as previously disclosed, there are investigations by the Securities and Exchange Commission (SEC), the Department of Justice and other governmental entities regarding VIOXX. The Company's U.K. subsidiary has been notified by the Medicines and Healthcare products Regulatory Agency in the United Kingdom (the "MHRA") of an investigation by the MHRA of compliance by the Company with EU adverse experience reporting requirements in connection with VIOXX. The Company is cooperating with the MHRA and the other governmental agencies in their respective investigations (the "VIOXX Investigations").
      As previously disclosed, in addition to the lawsuits discussed above, the Company has been named as a defendant in litigation relating to VIOXX in various countries (collectively, the "VIOXX Foreign Lawsuits") in Europe, Canada, Brazil, Australia and Israel. In addition, litigation has been commenced against the Company's subsidiary in Turkey.
      Based on media reports and other sources, the Company anticipates that additional VIOXX Product Liability Lawsuits, VIOXX Shareholder Lawsuits and VIOXX Foreign Lawsuits (collectively, the "VIOXX Lawsuits") will be filed against it and/or certain of its current and former officers and directors in the future.
      Also as previously disclosed, the Company has product liability insurance for claims brought in the VIOXX Product Liability Lawsuits with stated upper limits of approximately $630 million after deductibles and co-insurance. This insurance provides coverage for legal defense costs and potential damage amounts that have been or will be incurred in connection with the VIOXX Product Liability Lawsuits. The Company believes that this insurance coverage extends to additional VIOXX Product Liability Lawsuits that may be filed in the future. The Company has Directors and Officers insurance coverage applicable to the VIOXX Securities Lawsuits and VIOXX Derivative Lawsuits with stated upper limits of approximately $190 million. The Company has fiduciary and other insurance for the VIOXX ERISA Lawsuits with stated upper limits of approximately $275 million. Additional insurance coverage for these claims may also be available under upper-level excess policies that provide coverage for a variety of risks. There are disputes with certain insurers about the availability of some or all of this insurance coverage and there are likely to be additional disputes. At this time, the Company believes it is reasonably possible that its insurance coverage with respect to the VIOXX Lawsuits will not be adequate to cover its defense costs and any losses.

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                                       9


      Recently, Merck received notice that the Company's upper level excess insurers (which provide excess insurance potentially applicable to all of the VIOXX Lawsuits) commenced an arbitration seeking, among other things, to cancel those policies, to void all of their obligations under those policies and to raise other coverage issues with respect to the VIOXX Lawsuits. Merck intends to contest vigorously the insurers' claims and will attempt to enforce its rights under applicable insurance policies. The amounts actually recovered under the policies discussed in this section may be less than the amounts specified in the preceding paragraph.
      The Company currently anticipates that one or more of the VIOXX Product Liability Lawsuits may go to trial in the second quarter of 2005. The Company cannot predict the timing of any trials with respect to the VIOXX Shareholder Lawsuits. The Company believes that it has meritorious defenses to the VIOXX Lawsuits and will vigorously defend against them. In view of the inherent difficulty of predicting the outcome of litigation, particularly where there are many claimants and the claimants seek indeterminate damages, the Company is unable to predict the outcome of these matters, and at this time cannot reasonably estimate the possible loss or range of loss with respect to the VIOXX Lawsuits. As of December 31, 2004, the Company had established a reserve of $675 million solely for its future legal defense costs related to the VIOXX Lawsuits and the VIOXX Investigations. In the first quarter, the Company did not increase the VIOXX legal defense reserve. The Company will continue to monitor its legal defense costs and review the adequacy of the associated reserves. The Company has not established any reserves for any potential liability relating to the VIOXX Lawsuits and the VIOXX Investigations. Unfavorable outcomes in the VIOXX Lawsuits or resulting from the VIOXX Investigations could have a material adverse effect on the Company's financial position, liquidity and results of operations.

EARNINGS CONFERENCE CALL
      Investors are invited to a live Web cast of Merck's first-quarter earnings conference call today at 9 a.m. EDT, by visiting the Newsroom section of Merck's Web site (www.merck.com/newsroom). Institutional investors and analysts can participate in the call by dialing (913) 981-4900. Journalists are invited to listen by calling (913) 981-5509. A replay of the Web cast will be available through 5 p.m. EDT on April 27.

ABOUT MERCK
      Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines in more than 20 therapeutic categories. The Company

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                                       10


devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

FORWARD-LOOKING STATEMENT
      This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2004, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.

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                                       11


                        MERCK FINANCIAL GUIDANCE FOR 2005

      Worldwide net sales will be driven by the Company's major products, including the impact of new studies and indications. Sales forecasts for those products for 2005 are as follows:

                                                           WORLDWIDE
    PRODUCT                                              2005 NET SALES
    -------                                           --------------------
    ZOCOR (Cholesterol modifying)                     $4.2 to $4.5 billion
    FOSAMAX (Osteoporosis)                            $3.3 to $3.6 billion
    COZAAR/HYZAAR (Hypertension)                      $2.9 to $3.2 billion
    SINGULAIR (Respiratory)                           $2.9 to $3.2 billion
    Other reported products*                          $5.9 to $6.2 billion

   *Other reported products comprise: AGGRASTAT, ARCOXIA, CANCIDAS, COSOPT, CRIXIVAN, EMEND, INVANZ, MAXALT, PRIMAXIN, PROPECIA, PROSCAR, STOCRIN, TIMOPTIC/TIMOPTIC XE, TRUSOPT, Vaccines and VASOTEC/VASERETIC.

- Under an agreement with AstraZeneca LP (AZLP), Merck receives revenue at predetermined percentages of the U.S. sales of certain products by AZLP, most notably NEXIUM. In 2005, Merck anticipates these revenues to be approximately $1.4 to $1.6 billion.

- The income contribution related to the Merck and Schering-Plough collaboration is expected to be positive in 2005. Equity Income from Affiliates includes the results of the Merck and Schering-Plough collaboration combined with the results of Merck's other joint venture relationships. Equity Income from Affiliates is expected to be approximately $1.3 to $1.5 billion for 2005.

- Merck continues to expect that manufacturing productivity will offset inflation on product costs.

- Product gross margin percentage is estimated to be approximately 77 to 78 percent for the full year 2005.

- Research and Development expense (which excludes joint ventures) is estimated to continue at the same level as the full-year 2004 expense. The full-year 2004 level referred to includes acquired R&D expenses in that year.

- Marketing and Administrative expense is anticipated to increase at a low single-digit percentage growth rate over the full-year 2004 level. The full-year 2004 level referred to excludes the following items: restructuring costs relating to previously announced position eliminations; costs related to the withdrawal of VIOXX and the charge taken in the fourth quarter related solely to future legal defense costs of VIOXX litigation.

-  Current expectation is that the consolidated 2005 tax rate should approximate
   27.5 to 28.5 percent.

- Merck plans to continue its stock buyback program in 2005. As of Mar. 31, $8.2 billion remains under the current buyback authorizations approved by Merck's Board of Directors.

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                                       12


   This guidance does not reflect the possibility of the establishment of any reserves for any potential liability relating to the VIOXX litigation or any one time impacts that may result from the repatriation of permanently reinvested off-shore earnings under the American Jobs Creation Act. In addition, on April 14, 2005, the SEC approved a delay in the effective date of the new FASB stock option accounting rules from the third quarter of 2005 to the first quarter of 2006. Therefore, the Company does not anticipate that current year results will reflect any impact of the new stock option accounting rules.
      Given these guidance elements, Merck anticipates full-year 2005 EPS of $2.44 to $2.52. Merck anticipates second-quarter EPS of $0.60 to $0.64.

ABOUT MERCK
           Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines in more than 20 therapeutic categories. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.

FORWARD-LOOKING STATEMENT
      This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2004, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.

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
                                       13


The following table shows the financial results for Merck & Co., Inc. and subsidiaries for the quarter ended March 31, 2005, compared with the corresponding period of the prior year.

                                                      Merck & Co., Inc.
                                                    Consolidated Results
                                        (In Millions Except Earnings per Common Share)
                                                   Quarter Ended March 31
                                                         (Unaudited)

                                                                            %
                                             2005           2004          Change
                                           --------       --------        ------
Sales                                      $5,362.2       $5,630.8        -5%

Costs, Expenses and Other
    Materials and production                1,271.4        1,148.2         11
    Marketing and administrative (1)        1,613.3        1,611.4         --
    Research and development (2)              846.6          996.3        -15
    Equity income from affiliates            (316.3)        (194.7)        62
    Other (income) expense, net                26.5         (273.3)        *

Income Before Taxes                         1,920.7        2,342.9        -18

Taxes on Income (3)                           550.6          724.3

Net Income                                 $1,370.1       $1,618.6        -15

Average Shares Outstanding
   Assuming Dilution                        2,210.4        2,232.5

Earnings per Common Share
   Assuming Dilution                          $0.62          $0.73        -15




* > 100%

(1) 2004 Marketing and administrative expense includes $34 million for restructuring costs.

(2) 2004 Research and development expense includes acquired research expense of $125 million resulting from the acquisition of Aton Pharma, Inc. and licensing expense for research collaborations, including the initial payment of $70 million to Lundbeck.

(3) The effective tax rate was 28.7% and 30.9% for the first quarter of 2005 and 2004, respectively.